UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2009

GRIFFON CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	1-6620	11-1893410
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 18th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 957-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2009, Griffon Corporation (the “Company”) issued and sold $100 million principal amount of its 4.00% Convertible Subordinated Notes due 2017 (the “Notes”) pursuant to a purchase agreement, dated December 16, 2009 (the “Purchase Agreement”), between the Company and Goldman, Sachs & Co., as representative for the purchasers named therein (the “Initial Purchasers”). The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses, were approximately $95.9 million. The Company will add the net proceeds from the offering to its existing cash balance of approximately $321 million at September 30, 2009, which the Company intends to use for general corporate purposes, including working capital, the repayment or repurchase of corporate indebtedness, investment in current segments and/or acquisitions of other businesses outside its current portfolio.

The Notes and the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold in a private placement and resold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Shares of the Company’s common stock issuable upon conversion of the Notes have been reserved for issuance by the Company and the Company has applied for such shares to be listed on the New York Stock Exchange.

The Notes are governed by an Indenture, dated December 21, 2009 (the “Indenture”), between the Company and American Stock Transfer & Trust Company, LLC, as Trustee (the “Trustee”). A copy of the Indenture and Form of Note is filed herewith as Exhibit 4.1.

The Notes will mature on January 15, 2017, unless earlier repurchased by the Company at the holder’s option or converted. Interest on the Notes will accrue from December 21, 2009 and will be payable semiannually at a rate of 4.00% per annum on January 15 and July 15 of each year, beginning July 15, 2010.

Holders may convert their Convertible Notes prior to the close of business on the business day immediately preceding July 15, 2016 only under certain circumstances. On and after July 15, 2016, a holder may convert its Convertible Notes in integral multiples of $1,000 principal amount at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The initial conversion rate of the Convertible Notes is 67.0799 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes, corresponding to an initial conversion price of approximately $14.91 per share of the Company’s common stock, subject to adjustment as set forth in the Indenture. In lieu of delivering shares of its common stock, the Company may settle any conversion of the Notes through the delivery of cash or a combination of cash and shares of the Company’s common stock.

Upon the occurrence of a fundamental change (as such term is defined in the Indenture), holders will have the option to require the Company to repurchase in cash all or any portion of their Notes in an integral multiple of $1,000 principal amount. The fundamental change repurchase price will equal 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The foregoing description of the terms of the Indenture, the Notes and the Purchase Agreement is qualified in its entirety by reference to the full text of the Indenture, the Form of Note and the Purchase Agreement filed herewith as Exhibits 4.1 and 10.1, respectively, and incorporated into this Item 1.01 by reference.

The Purchase Agreement, Indenture and Form of Note (collectively, the “Transaction Documents”) have been included to provide investors and security holders with information regarding the terms of the transactions described above. The Transaction Documents are not intended to provide any other factual information about the Company. The Transaction Documents contain representations and warranties the parties thereto made to, and solely for the benefit of, each other. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Transaction Documents and information concerning the subject matter of the representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, please note that certain representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts and may be subject to a contractual standard of materiality different from that generally applicable to investors and security holders.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Blance Sheet Arrangement of a Registrant.

Certain information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of the Notes, together with any accrued and unpaid interest thereon, to be immediately due and payable. In the case of an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company or a material subsidiary, the entire principal amount of the Notes, together with any accrued and unpaid interest thereon, will automatically become and be immediately due and payable.

The foregoing description of the terms of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture and Form of Note filed as Exhibit 4.1 to this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by Item 3.02 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)      Exhibits

Exhibit
Number	Exhibit Title

4.1	Indenture, dated December 21, 2009, between Griffon Corporation and American Stock Transfer & Trust Company, LLC.

10.1	Purchase Agreement, dated December 16, 2009, between Griffon Corporation and Goldman, Sachs & Co., as representative for the purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2009	GRIFFON CORPORATION.

	By:	/s/ Douglas J. Wetmore
Name: Douglas J. Wetmore
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

4.1	Indenture, dated December 21, 2009, between Griffon Corporation and American Stock Transfer & Trust Company, LLC.

10.1	Purchase Agreement, dated December 16, 2009, between Griffon Corporation and Goldman, Sachs & Co., as representative for the purchasers named therein.